UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2013, Guess?, Inc. (the "Company") announced the appointment of Sandeep Reddy, as the Company's Chief Financial Officer (and Principal Financial and Accounting Officer). Mr. Reddy who currently serves as the Company's Vice President, European Chief Financial Officer, will be based in Los Angeles, California, and report directly to Paul Marciano, co-founder and Chief Executive Officer. Mr. Reddy succeeds Nigel Kershaw, who resigned from his positions with the Company, including Interim Chief Financial Officer, on July 15, 2013. Mr. Kershaw is expected to remain with the Company through July 31, 2013.

Mr. Reddy, age 42, has been the Company's Vice President, European Chief Financial Officer, since 2010, where he was responsible for all aspects of the Company's European finance functions, including Financial Planning, Treasury, Accounting and Tax. Prior to joining the Company, Mr. Reddy held several leadership roles in the 13 years he worked at Mattel Inc., a leading global toy manufacturer. Mr. Reddy has an MBA from Cornell University, and is a Chartered Financial Analyst.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Reddy will receive a base salary of $400,000 per year and will have an annual target cash bonus opportunity equal to 40% of his base salary and an annual target equity award opportunity (made up of a combination of stock options and stock awards) equal to 60% of his base salary, each determined in accordance with the Company's executive incentive program. Mr. Reddy will also be eligible to participate in the Company's 401(k) plan and Deferred Compensation Plan and will be entitled to receive other benefits normally provided to senior executives of the Company, including participation in the health, disability and life insurance programs maintained by the Company. In addition, Mr. Reddy will receive reimbursement for certain relocation expenses incurred as a result of his relocation back to the Los Angeles area. In connection with his appointment, Mr. Reddy will also receive an initial equity award of 6,000 shares of restricted stock of the Company and options to purchase 18,000 shares of common stock of the Company. Both the restricted stock and the options will vest in four equal installments on each of the first four anniversaries of the date of grant. The options will have an exercise price equal to the closing price of the Company's common stock on the date of grant. Mr. Reddy will also be eligible for 6 months of severance upon termination without cause conditioned upon 6 months of advance notice.

There are no family relationships between Mr. Reddy and any director or executive officer of the Company and Mr. Reddy does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

Effective immediately, Nigel Kershaw will no longer serve as Interim Chief Financial Officer and Interim Principal Financial and Accounting Officer of the Company.
A copy of the press release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press Release of Guess?, Inc. dated July 18, 2013 (management changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2013	GUESS?, INC.

By: /s/ Paul Marciano

Paul Marciano
Chief Executive Officer and Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Guess?, Inc. dated July 18, 2013 (management changes)

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